UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2006

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)
Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
303 Peachtree St., N.E., Atlanta, Georgia			30308
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code  (404) 588-7711

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Representatives of SunTrust Banks, Inc. (the ‘‘Registrant’’) including senior management are scheduled to make a presentation to members of the professional investment community at the Pierre Hotel in New York City on Tuesday, June 6, 2006, beginning at approximately 8:00 a.m. Eastern Time. The general public, media representatives and other interested parties are invited to participate via a live web cast which will be hosted under the ‘‘Investor Relations’’ section of SunTrust's web site, suntrust.com. A link to the Investor Relations page is found in the footer of the SunTrust home page or it may also be found under the ‘‘About SunTrust’’ section of the Web site. A copy of the presentation materials to be used by the Registrant at this conference is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into Item 7.01 of this Current Report on Form 8-K. Such presentation materials will also be available on the Registrant's web site at www.suntrust.com. Beginning the evening of June 6, 2006, listeners may access an archived version of the webcast in the ‘‘Webcasts and Presentations’’ subsection found under ‘‘Investor Relations.’’ Information contained on the Registrant's website is expressly not incorporated by reference into this Current Report on Form 8-K.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. All information in the presentation materials speaks as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1	Presentation materials to be presented on June 6, 2006 (furnished with the Commission as a part of this Current Report on Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: June 5, 2006	By:	/s/ David A. Wisniewski
David A. Wisniewski, Group Vice President